UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2014

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On November 10, 2014, Juniper Networks, Inc. ("Juniper" or the "Company") announced that Shaygan Kheradpir has resigned as Chief Executive Officer and Director of the Company, effective as of November 9, 2014. Mr. Kheradpir’s resignation follows a review by the Company’s Board of Directors (the "Board") of his leadership and his conduct in connection with a particular negotiation with a customer. As stated in the press release, which is filed herewith, the Board and Mr. Kheradpir have different perspectives regarding these matters. Under the terms of his employment letter, Mr. Kheradpir is obligated to repay a pro-rated amount of a sign-on bonus and relocation assistance. The Company will permit such amounts to be repaid within a two year period.

The Board’s review will not result in any adjustments to the Company's financial statements.

Appointment of Certain Officers; Appointment of Directors

In connection with Mr. Kheradpir’s departure, on November 10, 2014, the Company announced that Rami Rahim, 43, had been appointed as Chief Executive Officer of the Company, effective immediately. Mr. Rahim has also been appointed to the Board. Mr. Rahim joined Juniper in January 1997 and prior to his appointment as Chief Executive Officer, he was serving as Executive Vice President and General Manager, Juniper Development and Innovation, responsible for driving innovation across the Company through the oversight of all research and development programs, strategy, development, and business growth across the portfolio of routing, switching, and security. He has also overseen the ongoing evolution of silicon technology and the Junos operating system. Previously, Mr. Rahim served Juniper in a number of roles, including Executive Vice President, Platform Services Division and Senior Vice President and GM of the Edge and Aggregation Business Unit and Vice President of Product Management for EABU. Prior to that, Mr. Rahim spent the majority of his time at Juniper in the development organization where he helped with the architecture, design and implementation of many Juniper core, edge, and carrier Ethernet products. Mr. Rahim holds a Bachelor of Science degree in Electrical Engineering from the University of Toronto and a Master of Science degree in Electrical Engineering from Stanford University. There are no family relationships between Mr. Rahim and any other director or executive officer of the Company and there have been no transactions between Mr. Rahim and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release issued by Juniper Networks, Inc. on November 10, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

November 10, 2014	By:	/s/ Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Juniper Networks, Inc. on November 10, 2014